EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 333-249639) on Form S-1, Registration Statement (No. 333-178840) on Form S-8 and Registration Statement (No. 333-235767) on Form S-3 of The LGL Group, Inc. of our report dated March 28, 2022 relating to the consolidated financial statements of The LGL Group, Inc. appearing in this Annual Report on Form 10-K of The LGL Group, Inc. for the year ended December 31, 2021.

/s/ RSM US LLP

Orlando, Florida

March 28, 2022